Exhibit 5


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                                   LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                  ------------

                                Telex 908041 BAL
                                Fax 410-576-4246






                                  July 6, 1998


Union National Bancorp, Inc.
117 East Main Street
Westminster, MD  21157

             Re:      Union National Bancorp, Inc.
                      1997 Dividend Reinvestment and Stock Purchase Plan Registration Statement on Amendment No. 1 to Form S-1 on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Union National Bancorp, Inc., a Maryland corporation (the "Company"), in connection with the issuance by the Company of up to 300,000 shares of common stock, par value $.01 per share (the "Shares"), after giving effect of a two-for-one stock split effected in the form of a 100% stock dividend on January 27, 1998, under the Company's 1997 Dividend Reinvestment and Stock Purchase Plan (the "Plan"), pursuant to the above-referenced Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed on this date by the Company with the Securities and Exchange Commission (the "Commission").

         We have examined copies of (i) the Articles of Incorporation of the Company, as amended (the "Charter"), certified by the State Department of Assessments and Taxation of Maryland, (ii) the Bylaws of the Company, (iii) the Plan, and (iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein. We have also examined the Registration Statement and Exhibits thereto (collectively, with the documents described in the preceding sentence, referred to as the "Documents").

         In expressing the opinions set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         A. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights, or (b) by general equitable principles;

         B. Each individual executing any Documents on behalf of a party (other than the Company) is duly authorized to do so, and each individual executing any of the Documents is legally competent to do so; and



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Union National Bancorp, Inc.
July 6, 1998
Page 2




         C. All Documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all such Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; and all statements and information contained in the Documents are true and complete.

         Based on the foregoing, it is our opinion that Shares sold by the Company to participants under the Plan, upon receipt of the consideration required to be paid therefor, will be duly and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Maryland and of the United States of America and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your benefit, and may not be relied upon by any other person without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                                Very truly yours,

                                                /s/ GORDON, FEINBLATT, ROTHMAN,
                                                    HOFFBERGER & HOLLANDER, LLC

                                                GORDON, FEINBLATT, ROTHMAN,
                                                HOFFBERGER & HOLLANDER, LLC










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